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                                                                    EXHIBIT 10.4



                            BAY AREA MULTIMEDIA, INC.

                            STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made and entered into effective as of October 25, 1999, by and between Bay Area Multimedia, Inc., a California corporation (the "CORPORATION"), and Robert Holmes , an individual (the "PURCHASER").

        THE PARTIES AGREE AS FOLLOWS:

        1. Sale of Stock. The CORPORATION hereby agrees to sell to the PURCHASER and the PURCHASER hereby agrees to purchase 50,000 shares of the CORPORATION's Common Stock (the "SHARES"), at the price of $0.10 per share (the "PURCHASE PRICE"), for an aggregate purchase price of $5,000. PURCHASER has rendered services equal to and/or provided funds by cash or check for the PURCHASE PRICE, receipt of which is hereby acknowledged.

        2. Closing. Upon execution of this AGREEMENT, the CORPORATION shall deliver a duly issued stock certificate for the SHARES to PURCHASER.

        3. RIGHT OF FIRST REFUSAL.

           3.1. Right to Purchase. In the event PURCHASER or a subsequent holder of the SHARES (collectively, "HOLDER") proposes to sell, pledge or otherwise transfer any or all of the shares owned by him or her (the "TRANSFER SHARES"), whether voluntarily or involuntarily, the CORPORATION, or its assignee shall have the right to acquire all, but not less than all, of the TRANSFER SHARES under the terms and subject to the conditions set forth in this Section 3 (the "RIGHT OF FIRST REFUSAL").

           3.2. Transfer Notice. Prior to any proposed transfer of the TRANSFER SHARES, the HOLDER shall give a written notice (the "TRANSFER NOTICE") to the CORPORATION describing fully the proposed transfer, including the number of TRANSFER SHARES, the name and address of the proposed transferee (the "PROPOSED TRANSFEREE"), and the proposed transfer price. The TRANSFER NOTICE shall be signed by both the HOLDER and the PROPOSED TRANSFEREE and must constitute a binding commitment of the HOLDER and the PROPOSED TRANSFEREE for the transfer of the TRANSFER SHARES subject only to the RIGHT OF FIRST REFUSAL.

           3.3. CORPORATION's Option. Within 30 days of receiving the TRANSFER NOTICE, the CORPORATION shall notify the HOLDER as to whether it will exercise its right to purchase the TRANSFER SHARES.

           3.4. Consummation. If the CORPORATION wishes to exercise the RIGHT


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OF FIRST REFUSAL, the CORPORATION shall so notify the HOLDER within 30 days of receiving the TRANSFER NOTICE and the CORPORATION shall thereupon consummate the sale of the TRANSFER SHARES to the CORPORATION for the FIRST REFUSAL PRICE and on the terms set forth in the TRANSFER NOTICE within 60 days of (i) receiving the TRANSFER NOTICE or (ii) within thirty (30) days of the determination of the FIRST REFUSAL PRICE pursuant to Section 4 below, whichever is later.


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        3.5. FIRST REFUSAL PRICE.

                  a. Price Offered by PROPOSED TRANSFEREE. Subject to Sections 3.6.b and 3.6.c, the "FIRST REFUSAL PRICE" shall be the price described in the TRANSFER NOTICE.

                  b. Not Reflective of Fair Market Value. If the proposed transfer of the TRANSFER SHARES is to be made without consideration, is not a bona fide arm's length transaction (e.g., a transfer to a competitor of the CORPORATION), or does not involve a price freely set by the HOLDER and the PROPOSED TRANSFEREE, the FIRST REFUSAL PRICE shall be the fair market value of the TRANSFER SHARES as determined by the Board of Directors in good faith.

                  c. Cash Equivalent. If the TRANSFER NOTICE provides for the payment for the TRANSFER SHARES other than in cash, the CORPORATION and/or the OTHER SHAREHOLDERS shall have the option of paying for the TRANSFER SHARES by the discounted cash equivalent of the consideration described in the TRANSFER NOTICE, as reasonably determined by the Board.

        3.6. Failure of Exercise. If the CORPORATION fails to purchase all of the TRANSFER SHARES in the time period contemplated above, the CORPORATION shall have no right to purchase any of the TRANSFER SHARES and the HOLDER may, not later than 120 days following delivery to the CORPORATION of the TRANSFER NOTICE, conclude a transfer to the PROPOSED TRANSFEREE of the TRANSFER SHARES on the terms and conditions described in the TRANSFER NOTICE. Any proposed transfer on terms and conditions different from those described in the TRANSFER NOTICE, as well as any subsequent proposed transfer by the HOLDER or the PROPOSED TRANSFEREE, shall again be subject to the RIGHT OF FIRST REFUSAL.

        3.7. Assignment of Right of First Refusal. The CORPORATION may assign the RIGHT OF FIRST REFUSAL to one or more persons approved by the Board of Directors, who shall have the right to exercise the RIGHT OF FIRST REFUSAL in his own name for his own account.

        3.8. Excluded Transfers. The RIGHT OF FIRST REFUSAL shall not apply to a transfer to a trustee for the benefit of the HOLDER's brothers, sisters, ancestors, descendants or spouse, provided that the transferring HOLDER retains full control with respect to the voting rights of such shares and that such transferee shall agree in writing (in a form satisfactory to the Board) to take the stock subject to all the terms of this Section 3 providing for a RIGHT OF FIRST REFUSAL with respect to any subsequent transfer.

        3.9. Termination of RIGHT OF FIRST REFUSAL. Notwithstanding anything in this Section 3, this RIGHT OF FIRST REFUSAL shall terminate upon the earlier of:

                      (i) public sale or registration of the SHARES; or

                      (ii) corporate reorganization of the CORPORATION as defined in Internal Revenue Code Section 368(a)(1)(A), (B), or (D).


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        4. Investment Representations; Restrictions on Transfer. The PURCHASER
represents and warrants to the CORPORATION that:

           a. The PURCHASER is aware of the CORPORATION's business affairs and financial condition and has acquired sufficient information about the CORPORATION to reach an informed and knowledgeable decision to acquire the SHARES. The PURCHASER has received all information from the CORPORATION which the PURCHASER has requested and deems relevant to an evaluation of the risks and merits of this investment. The PURCHASER has such knowledge and experience in financial and business matters that the PURCHASER is capable of evaluating the merits and risks of investment in the SHARES. The PURCHASER is purchasing the SHARES for investment for the PURCHASER's own account only and not with a view to, or for resale in connection with, any "distribution" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

           b. The PURCHASER understands that an investment in the CORPORATION is speculative, that any possible benefits from the investment are uncertain, and that the PURCHASER must bear the economic risks of the investment in the CORPORATION for an indefinite period of time. The PURCHASER is able to bear these economic risks and to hold the SHARES for an indefinite period of time.

           c. The PURCHASER acknowledges and understands that the SHARES constitute "restricted securities" under the SECURITIES ACT and must be held indefinitely unless they are subsequently registered under the SECURITIES ACT or an exemption from such registration is available. The PURCHASER further acknowledges and understands that the CORPORATION is under no obligation to register the SHARES. The PURCHASER understands that the certificate evidencing the SHARES will be imprinted with a legend which prohibits the transfer of the SHARES unless they are registered or such registration is not required in the opinion of counsel satisfactory to the CORPORATION.

           d. The PURCHASER is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the SECURITIES ACT, which, in substance, permit limited public resale of "restricted securities" acquired in a non-public offering, subject to the satisfaction of certain conditions. The PURCHASER understands that the CORPORATION may not be satisfying, and is not obligated to satisfy, any requirement of Rule 144 at such time as the PURCHASER might wish to sell any of the SHARES, and, if so, the PURCHASER might be precluded from selling any of the SHARES under Rule 144.

           e. The PURCHASER is a resident of the state of New York.

        5. Legend. The share certificate evidencing the SHARES issued hereunder shall be endorsed with the following legend (in addition to any legends required under applicable state securities laws):

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES


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        OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH
        REGISTRATION IS NOT REQUIRED.

        THESE SECURITIES ARE SUBJECT TO RIGHTS OF FIRST REFUSAL AND OTHER RESTRICTIONS UPON TRANSFER, AS SET FORTH IN ONE OR MORE AGREEMENTS BETWEEN THE REGISTERED HOLDER, THE CORPORATION, AND/OR CERTAIN OF THE OTHER SHAREHOLDERS, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.


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        6. General Provisions.

           6.1. Governing Law/Entire Agreement. This AGREEMENT shall be governed by the laws of the State of California. This AGREEMENT represents the entire agreement between the parties with respect to the purchase of Common Stock by the PURCHASER and may only be modified or amended in a writing signed by both parties.

           6.2. Notices. Any notice, demand or request required or permitted to be given by either the CORPORATION or the PURCHASER pursuant to the terms of this AGREEMENT shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this AGREEMENT or such other address as a party may request by notifying the other in writing.

           6.3. Attorneys' Fees. Should any litigation be commenced between the parties concerning the rights or obligations of the parties under this AGREEMENT, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such litigation, This amount shall be determined by the court in such litigation or in a separate action brought for that purpose.

           6.4. Post Judgment. In addition to any amount received as attorneys' fees, the prevailing party or parties also shall be entitled to receive from the party or parties held to be liable, an amount equal to the attorneys' fees and costs incurred in enforcing any judgement against such party or parties. This
Section is severable from the other provisions of this AGREEMENT and survives any judgment and is not deemed merged into any judgment.

           6.5. Severability. In case any provision of this AGREEMENT shall be invalid, illegal or unenforceable, such provision shall be modified to the minimum extent necessary to make such provision enforceable, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT effective as of the date first set forth above.



                                     CORPORATION:


                                     Bay Area Multimedia, Inc.
                                     20760 Monte Sunset Drive
                                     San Jose, CA 95120


                                     By: /s/ RAYMOND C. MUSCI
                                        --------------------------------------
                                        Raymond C. Musci, President


                                     PURCHASER:


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                                     /s/ ROBERT HOLMES
                                     -----------------------------------------
                                     Robert Holmes
                                     205 Ashbrook Ave
                                     Northport, NY 11768


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                                 SPOUSAL CONSENT



        The undersigned certifies as follows:

        1. I am the spouse of Robert Holmes.

        2. I have received, read and approved the provisions of the foregoing Stock Purchase Agreement between the CORPORATION and my spouse, to which this CONSENT is attached.

        3. I agree to be bound by and accept the provisions of the Stock Purchase Agreement, as it may be amended from time to time insofar as those provisions may affect any interest I may have in the CORPORATION, whether the interest is community property or otherwise. I further agree that amendment of the Stock Purchase Agreement shall not require my consent.

        4. My spouse shall have full power of management of the shares purchased pursuant to this Stock Purchase Agreement, including any portion of those interests that are our community property; and my spouse has the full right, without my further approval, to exercise my spouse's voting rights as a shareholder in the CORPORATION, and to sell, transfer, encumber, and deal in any manner with such shares.

        Executed effective as of _____________, 1999.



                                             ---------------------------------
                                             Signature of spouse


                                             ---------------------------------
                                             Printed name